EXHIBIT 99.1

FOR IMMEDIATE RELEASE

AMERICAN STRATEGIC INVESTMENT CO. ANNOUNCES FOURTH QUARTER AND FULL YEAR 2022 RESULTS

New York, March 16, 2023 - American Strategic Investment Co. (NYSE: NYC) (“ASIC” or the “Company”), a company that owns a portfolio of high-quality commercial real estate located within the five boroughs of New York City, announced today its financial and operating results for the fourth quarter and year ended December 31, 2022. All per share data has been retroactively adjusted to reflect the 1-for-8 reverse stock split which occurred on January 11, 2023.

Fourth Quarter 2022 and Subsequent Events

•Revenue was $16.2 million compared to $24.2 million in the fourth quarter 2021, as the fourth quarter 2021 benefited from approximately $9 million in termination fees and accelerated amortization of the remaining unamortized balance of below-market lease liabilities recorded as revenue
•Net loss attributable to common stockholders was $10.1 million or $5.48 per share compared to $3.8 million, or $2.32 per share, in the fourth quarter 2021 and $11.1 million, or $6.40 per share in the third quarter 2022
•Adjusted EBITDA of $4.5 million
•Cash net operating income grew 13% to $8.0 million from $7.1 million in the fourth quarter 2021
•Funds from Operations (“FFO”) was negative $2.4 million, or $1.30 per share
•Core FFO was negative $0.2 million, or negative $0.11 per share compared to negative $1.9 million or $1.12 per share in the third quarter 2022 and $7.1 million or $4.26 per share in fourth quarter 2021
•Collected 100% of cash rent due in fourth quarter 20221, up from 96% in the fourth quarter 2021
•79% of annualized straight-line rent from top 10 tenants2 is derived from investment grade or implied investment grade3 rated tenants with a weighted-average remaining lease term4 of 9.6 years as of December 31, 2022
•Rebranded to American Strategic Investment Co. and received net proceeds of approximately $4.1 million through a rights offering subsequent to quarter end

Full Year 2022 Highlights

•Revenue was $64.0 million
•Net loss attributable to common stockholders was $45.9 million or $26.59 per share
•Adjusted EBITDA was $10.5 million
•Portfolio occupancy of 82.7% as of December 31, 2022 with a weighted-average remaining lease term of 7.1 years
•Over 58,200 square feet of new leasing and lease renewals completed
•Portfolio debt is 100% fixed rate with no maturities through the end of 2023, 4.4% weighted-average interest rate and 4.1 years of weighted-average debt maturity
•Conservative balance sheet with net leverage of 40.7%

CEO Comments

“The end of 2022 was the beginning of a major transformation to ensure the Company is best positioned to benefit from a more diversified set of income streams and cash flows over time, ultimately driving the value of the business,” said Michael Weil, CEO of ASIC. “We are excited to explore new opportunities for growth under our expanded investment strategy. In our existing portfolio, our team has focused on leasing, asset management and property management over the last few years. We believe that the benefits of these efforts will continue to emerge as we move forward, including increased occupancy and approximately $1.1 million of additional straight-line rent as leases from our current leasing pipeline commence this year. We are looking forward to the year ahead and to building on to the solid foundation of our portfolio.”

Financial Results

	Three Months Ended December 31,		Year Ended December 31,
(In thousands, except per share data)	2022	2021	2022	2021
Revenue from tenants	$16,196	$24,208	$64,005	$70,219

Net loss attributable to common stockholders	$(10,109)	$(3,755)	$(45,896)	$(39,466)
Net loss per common share (a)	$(5.48)	$(2.32)	$(26.59)	$(24.42)

FFO attributable to common stockholders	$(2,406)	$4,941	$(17,230)	$(6,957)
FFO per common share (a)	$(1.30)	$2.98	$(9.96)	$(4.29)

Core FFO attributable to common stockholders	$(208)	$7,060	$(5,971)	$1,518
Core FFO per common share (a)	$(0.11)	$4.26	$(3.45)	$0.94
(a) All per share data has been retroactively adjusted to reflect the 1-for-8 reverse stock split that occurred on January 11, 2023. Per share data is based on 1,844,864 and 1,656,571 diluted weighted-average shares outstanding for the three months ended December 31, 2022 and 2021, respectively and 1,729,264 and 1,622,896 for the years ended December 31, 2022 and 2021, respectively. .

Real Estate Portfolio

The Company’s portfolio consisted of eight properties and comprised 1.2 million rentable square feet as of December 31, 2022. Portfolio metrics include:

•83% leased, compared to 83% at the end of fourth quarter 2021, with 7.1 years remaining weighted-average lease term
•79% of annualized straight-line rent5 from top 10 tenants derived from investment grade or implied investment grade tenants
•72% office (based on an annualized straight-line rent)

Capital Structure and Liquidity Resources

As of December 31, 2022, the Company had $9.2 million of cash and cash equivalents.6 The Company’s net debt7 to gross asset value8 was 40.7%, with net debt of $390.3 million.

All of the Company’s debt was fixed-rate as of December 31, 2022. The Company’s total combined debt had a weighted-average interest rate of 4.4%9.

Rent Collection Update

Fourth Quarter of 2022

For the fourth quarter of 2022, ASIC collected 100% of the cash rents that were due across the portfolio.

Footnotes/Definitions
1 Comparing the percentage of Original Cash Rent due and collected for Q4’2022 against Q4’2021. “Original Cash Rent” refers to contractual rents on a cash basis due from tenants as stipulated in their originally executed lease agreement based on leases in place for the applicable period, prior to any rent deferral agreement. We calculate “Original Cash Rent collections” by comparing the total amount of rent collected during the period to the original cash rent due for the applicable period. Total rent collection during the period includes both original cash rent due and payments made by tenants pursuance to rent deferral agreements. This information may not be indicative of any future period.
2 Top 10 tenants based on annualized straight-line rent as of December 31, 2022.
3 As used herein, investment grade includes both actual investment grade ratings of the tenant or guarantor, if available, or implied investment grade. Implied investment grade may include actual ratings of tenant parent, guarantor parent (regardless of whether or not the parent has guaranteed the tenant’s obligation under the lease) or by using a proprietary Moody’s analytical tool, which generates an implied rating by measuring a company’s probability of default. The term “parent" for these purposes includes any entity, including any governmental entity, owning more than 50% of the voting stock in a tenant. Ratings information is as of December 31, 2022. Top 10 tenants are 59% actual investment grade rated and 20% implied investment grade rated.
4 The weighted-average remaining lease term (years) is based on annualized straight-line rent as of December 31, 2022.
5 Annualized straight-line rent is calculated using the most recent available lease terms as of December 31, 2022.
6 Under one of our mortgage loans, we are required to maintain minimum liquid assets (i.e. cash, cash equivalents and restricted cash) of $10.0 million.
7 Total debt of $399.5 million less cash and cash equivalents of $9.2 million as of December 31, 2022. Excludes the effect of deferred financing costs, net, mortgage premiums, net and includes the effect of cash and cash equivalents.
8 Defined as the carrying value of total assets of $790.5 million plus accumulated depreciation and amortization of $168.0 million as of December 31, 2022.
9 Weighted based on the outstanding principal balance of the debt.

Webcast and Conference Call

ASIC will host a webcast and call on March 16, 2023 at 11:00 a.m. ET to discuss its financial and operating results. This webcast will be broadcast live over the Internet and can be accessed by all interested parties through the ASIC website, www.americanstrategicinvestment.com, in the “Investor Relations” section.

Dial-in instructions for the conference call and the replay are outlined below.

To listen to the live call, please go to ASIC’s “Investor Relations” section of the website at least 15 minutes prior to the start of the call to register and download any necessary audio software. For those who are not able to listen to the live broadcast, a replay will be available shortly after the call on the ASIC website at www.americanstrategicinvestment.com.

Live Call
Dial-In (Toll Free): 1-888-330-3127
International Dial-In: 1-646-960-0855
Conference ID: 5954637

Conference Replay*
Domestic Dial-In (Toll Free): 1-800-770-2030
International Dial-In: 1-647-362-9199
Conference ID: 5954637
*Available one hour after the end of the conference call through June 14, 2023

About American Strategic Investment Co.

American Strategic Investment Co. (NYSE: NYC) owns a portfolio of high-quality commercial real estate located within the five boroughs of New York City. Additional information about ASIC can be found on its website at www.americanstrategicinvestment.com.

Supplemental Schedules

The Company will file supplemental information packages with the Securities and Exchange Commission (the “SEC”) to provide additional disclosure and financial information. Once posted, the supplemental package can be found under the “Presentations” tab in the Investor Relations section of ASIC’s website at www.americanstrategicinvestment.com and on the SEC website at www.sec.gov.

Important Notice

The statements in this press release that are not historical facts may be forward-looking statements. These forward-looking statements involve risks and uncertainties that could cause actual results or events to be materially different. The words “may,” “will,” “seeks,” “anticipates,” “believes,” “expects,” “estimates,” “projects,” “plans,” “intends,” “should” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements are subject to a number of risks, uncertainties and other factors, many of which are outside of the Company’s control, which could cause actual results to differ materially from the results contemplated by the forward-looking statements. These risks and uncertainties include (a) the anticipated benefits of the Company’s election to terminate its status as a real estate investment trust, (b) whether the Company will be able to successfully acquire new assets or businesses, (c) the potential adverse effects of (i) the global COVID-19 pandemic, including actions taken to contain or treat COVID-19, (ii) the geopolitical instability due to the ongoing military conflict between Russia and Ukraine, including related sanctions and other penalties imposed by the U.S. and European Union, and the related impact on the Company, the Company’s tenants, and the global economy and financial markets, and (iii) inflationary conditions and higher interest rate environment and (d) that any potential future acquisition is subject to market conditions and capital availability and may not be completed on favorable terms, or at all, as well as those risks and uncertainties set forth in the Risk Factors section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 filed on March 18, 2022 and all other filings with the Securities and Exchange Commission after that date including but not limited to the subsequent Quarterly Reports on Form 10-Q, Amendments to Quarterly Reports on Form 10-Q/A and Current Reports on Form 8-K, as such risks, uncertainties and other important factors may be updated from time to time in the Company’s subsequent reports. Further, forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update or revise any forward-looking statement to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results, unless required to do so by law.

Accounting Treatment of Rent Deferrals

The majority of the concessions granted to our tenants as a result of the COVID-19 pandemic are rent deferrals or temporary rent abatements with the original lease term unchanged and collection of deferred rent deemed probable. As a result of relief granted by the FASB and the SEC related to lease modification accounting, rental revenue used to calculate Net Income, NAREIT FFO and Core FFO have not been, and we do not expect it to be, significantly impacted by these types of deferrals.

Contacts:
Investors and Media:
Email: investorrelations@americanstrategicinvestment.com
Phone: (866) 902-0063

American Strategic Investment Co.
Consolidated Balance Sheets
(In thousands. except share and per share data)

	December 31,
	2022	2021
ASSETS	(Unaudited)
Real estate investments, at cost:
Land	$192,600	$192,600
Buildings and improvements	576,686	572,576
Acquired intangible assets	71,848	87,478
Total real estate investments, at cost	841,134	852,654
Less accumulated depreciation and amortization	(167,978)	(157,880)
Total real estate investments, net	673,156	694,774
Cash and cash equivalents	9,215	11,674
Restricted cash	6,902	16,754
Operating lease right-of-use asset	54,954	55,167
Prepaid expenses and other assets	5,624	9,293
Derivative asset, at fair value	1,607	—
Straight-line rent receivable	29,116	25,838
Deferred leasing costs, net	9,881	9,551
Total assets	$790,455	$823,051

LIABILITIES AND STOCKHOLDER'S EQUITY
Mortgage notes payable, net	$394,159	$398,117
Accounts payable, accrued expenses and other liabilities (including amounts due to related parties of $118 and $141 at December 31, 2022 and 2021, respectively)	12,787	8,131
Operating lease liability	54,716	54,770
Below-market lease liabilities, net	3,006	4,224
Derivative liability, at fair value	—	1,553
Deferred revenue	4,211	5,120
Total liabilities	468,879	471,915

Preferred stock, $0.01 par value, 50,000,000 shares authorized, none issued and outstanding at December 31, 2022 and 2021	—	—
Common stock, $0.01 par value, 300,000,000 shares authorized, 1,886,298 (1) and 1,659,717 (1) shares issued and outstanding as of December 31, 2022 and 2021, respectively	19	17
Additional paid-in capital	698,761	691,234
Accumulated other comprehensive earnings (loss)	1,637	(1,553)
Distributions in excess of accumulated earnings	(399,355)	(350,709)
Total stockholders' equity	301,062	338,989
Non-controlling interests	20,514	12,147
Total equity	321,576	351,136
Total liabilities and stockholders' equity	$790,455	$823,051
_____
(1) Retroactively adjusted to reflect the 1-for-8 reverse stock split which occurred on January 11, 2023.

American Strategic Investment Co.
Consolidated Statements of Operations (Unaudited)
(In thousands, except share and per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Revenue from tenants	$16,196	$24,208	$64,005	$70,219

Operating expenses:
Asset and property management fees to related parties	1,708	1,938	7,082	7,554
Property operating	8,054	8,275	33,927	33,363
Impairment of real estate investments	—	1,039	—	1,452
Equity-based compensation	2,198	2,119	8,782	8,475
General and administrative	1,897	2,104	12,493	8,704
Depreciation and amortization	7,703	7,657	28,666	31,057
Total operating expenses	21,560	23,132	90,950	90,605
Operating (loss) income	(5,364)	1,076	(26,945)	(20,386)
Other income (expenses):
Interest expense	(4,751)	(4,811)	(18,924)	(19,090)
Other income (expenses)	6	3	(27)	47
Total other expense	(4,745)	(4,808)	(18,951)	(19,043)
Net loss before income taxes	(10,109)	(3,732)	(45,896)	(39,429)
Income tax expense	—	(23)	—	(37)
Net loss and Net loss attributable to common stockholders	$(10,109)	$(3,755)	$(45,896)	$(39,466)

Weighted-average shares outstanding — Basic and Diluted (1)	1,844,864	1,656,571	1,729,264	1,622,896
Net loss per share attributable to common stockholders — Basic and Diluted (1)	$(5.48)	$(2.32)	$(26.59)	$(24.42)

_____
(1) Retroactively adjusted to reflect the 1-for-8 reverse stock split which occurred on January 11, 2023.

American Strategic Investment Co.
Quarterly Reconciliation of Non-GAAP Measures (Unaudited)
(In thousands)

	Three Months Ended				Year Ended
	March 31, 2022	June 30, 2022	September 30, 2022	December 21, 2022	December 31, 2022
EBITDA:
Net loss and Net loss attributable to common stockholders	$(11,712)	$(13,001)	$(11,074)	$(10,109)	$(45,896)
Depreciation and amortization	6,981	7,041	6,941	7,703	28,666
Interest expense	4,715	4,703	4,755	4,751	18,924
EBITDA	(16)	(1,257)	622	2,345	1,694
Equity-based compensation	2,120	2,201	2,263	2,198	8,782
Other income (expenses)	37	(2)	(2)	(6)	27
Adjusted EBITDA	2,141	942	2,883	4,537	10,503
Asset and property management fees to related parties	1,922	1,785	1,667	1,708	7,082
General and administrative	2,986	5,175	2,435	1,897	12,493
NOI	7,049	7,902	6,985	8,142	30,078
Accretion of below- and amortization of above-market lease liabilities and assets, net	(51)	(50)	(30)	123	(8)
Straight-line rent (revenue as a lessor)	(1,303)	(930)	(778)	(263)	(3,274)
Straight-line ground rent (expense as lessee)	27	27	28	28	110
Cash NOI	$5,722	$6,949	$6,205	$8,030	$26,906

Cash Paid for Interest:
Interest expense	$4,715	$4,703	$4,755	$4,751	$18,924
Amortization of deferred financing costs	(385)	(386)	(386)	(386)	(1,543)
Total cash paid for interest	$4,330	$4,317	$4,369	$4,365	$17,381

American Strategic Investment Co.
Quarterly Reconciliation of Non-GAAP Measures (Unaudited)
(In thousands)

	Three Months Ended				Year Ended
	March 31, 2022	June 30, 2022	September 30, 2022	December 21, 2022	December 31, 2022
Net loss and Net loss attributable to common stockholders (in accordance with GAAP)	$(11,712)	$(13,001)	$(11,074)	$(10,109)	$(45,896)
Depreciation and amortization	6,981	7,041	6,941	7,703	28,666
FFO (as defined by NAREIT) attributable to common stockholders	(4,731)	(5,960)	(4,133)	(2,406)	(17,230)
Equity-based compensation (1)	2,120	2,201	2,263	2,198	8,782
Expenses attributable to portion of 2022 proxy contest	393	2,084	—	—	2,477
Core FFO attributable to common stockholders	$(2,218)	$(1,675)	$(1,870)	$(208)	$(5,971)
(1) Includes expense related to the amortization of the Company's restricted common shares and LTIP Units related to its multi-year outperformance agreement for all periods presented. Management has not added back the cost of the Advisor’s base management fee used by the Advisor under the Side Letter to purchase shares or the cost of the base management fee elected to be received by the Advisor in shares in lieu of cash because such amounts are considered a normal operating expense. Such amounts included in net loss was $1.0 million, $1.3 million, $1.3 million, and $1.4 million for the three months ended March 31, 2022, June 30, 2022, September 30, 2022 and December 31, 2022, respectively, and was $5.0 million for the year ended December 31, 2022.

American Strategic Investment Co.
Quarterly Reconciliation of Non-GAAP Measures (Unaudited)
(In thousands)

	Three Months Ended December 31, 2021	Year Ended December 31, 2021
Net loss attributable to common stockholders (in accordance with GAAP)	$(3,755)	$(39,466)
Impairment of real estate investments	1,039	1,452
Depreciation and amortization	7,657	31,057
FFO (as defined by NAREIT) attributable to common stockholders	4,941	(6,957)
Equity-based compensation	2,119	8,475
Core FFO attributable to common stockholders	$7,060	$1,518

American Strategic Investment Co.
Quarterly Reconciliation of Non-GAAP Measures (Unaudited)
(In thousands)

Three Months Ended
December 31, 2021
EBITDA:
Net loss attributable to common stockholders	$(3,755)
Depreciation and amortization	7,657
Interest expense	4,811
Income tax expense	23
EBITDA	8,736
Impairment of real estate investments	1,039
Equity-based compensation	2,119
Other income	(3)
Adjusted EBITDA	11,891
Asset and property management fees to related parties	1,938
General and administrative	2,104
NOI	15,933
Accretion of below- and amortization of above-market lease liabilities and assets, net	(7,864)
Straight-line rent (revenue as a lessor)	(972)
Straight-line ground rent (expense as lessee)	27
Cash NOI	$7,124

Non-GAAP Financial Measures
This release discusses the non-GAAP financial measures we use to evaluate our performance, including Funds from Operations (“FFO”), Core Funds from Operations (“Core FFO”), Earnings before Interest, Taxes, Depreciation and Amortization (“ EBITDA”), Adjusted Earnings before Interest, Taxes, Depreciation and Amortization (“Adjusted EBITDA”), Net Operating Income (“NOI”) and Cash Net Operating Income (“Cash NOI”) and Cash Paid for Interest. While NOI is a property-level measure, Core FFO is based on our total performance and therefore reflects the impact of other items not specifically associated with NOI such as, interest expense, general and administrative expenses and operating fees to related parties. A description of these non-GAAP measures and reconciliations to the most directly comparable GAAP measure, which is net income, is provided above. Because we elected to be taxed as a REIT through the taxable year ending on December 31, 2022, we did not change any of the non-GAAP metrics that we have historically used to evaluate performance.
Caution on Use of Non-GAAP Measures
FFO, Core FFO, EBITDA, Adjusted EBITDA, NOI, Cash NOI and Cash Paid for Interest should not be construed to be more relevant or accurate than the current GAAP methodology in calculating net income or in its applicability in evaluating our operating performance. The method utilized to evaluate the value and performance of real estate under GAAP should be construed as a more relevant measure of operational performance and considered more prominently than the non-GAAP measures.
Other REITs may not define FFO in accordance with the current National Association of Real Estate Investment Trusts (“NAREIT”), an industry trade group, definition (as we do), or may interpret the current NAREIT definition differently than we do, or may calculate Core FFO differently than we do. Consequently, our presentation of FFO and Core FFO may not be comparable to other similarly titled measures presented by other REITs.
We consider FFO and Core FFO useful indicators of our performance. Because FFO and Core FFO calculations exclude such factors as depreciation and amortization of real estate assets and gains or losses from sales of operating real estate assets (which can vary among owners of identical assets in similar conditions based on historical cost accounting and useful-life estimates), FFO and Core FFO presentations facilitate comparisons of operating performance between periods and between other REITs in our peer group.
As a result, we believe that the use of FFO and Core FFO, together with the required GAAP presentations, provide a more complete understanding of our performance, including relative to our peers and a more informed and appropriate basis on which to make decisions involving operating, financing, and investing activities. However, FFO and Core FFO are not indicative of cash available to fund ongoing cash needs, including the ability to pay cash dividends. Investors are cautioned that FFO and Core FFO should only be used to assess the sustainability of our operating performance excluding these activities, as they exclude certain costs that have a negative effect on our operating performance during the periods in which these costs are incurred.
Funds from Operations and Core Funds from Operations
Funds from Operations
Due to certain unique operating characteristics of real estate companies, as discussed below, the NAREIT, an industry trade group, has promulgated a performance measure known as FFO, which we believe to be an appropriate supplemental measure to reflect the operating performance of a REIT. FFO is not equivalent to net income or loss as determined under GAAP.
We calculate FFO, a non-GAAP measure, consistent with the standards established over time by the Board of Governors of NAREIT, as restated in a White Paper and approved by the Board of Governors of NAREIT effective in December 2018 (the “White Paper”). The White Paper defines FFO as net income or loss computed in accordance with GAAP, excluding depreciation and amortization related to real estate, gains and losses from sales of certain real estate assets, gain and losses from change in control and impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity. Adjustments for consolidated partially-owned entities (including our New York City Operating Partnership L.P.) and equity in earnings of unconsolidated affiliates are made to arrive at our proportionate share of FFO attributable to our stockholders. Our FFO calculation complies with NAREIT’s definition.
The historical accounting convention used for real estate assets requires straight-line depreciation of buildings and improvements, and straight-line amortization of intangibles, which implies that the value of a real estate asset diminishes predictably over time. We believe that, because real estate values historically rise and fall with market conditions, including inflation, interest rates, unemployment and consumer spending, presentations of operating results for a REIT using historical accounting for depreciation and certain other items may be less informative. Historical accounting for real estate involves the use of GAAP. Any other method of accounting for real estate such as the fair value method cannot be construed to be any more accurate or relevant than the comparable methodologies of real estate valuation found in GAAP. Nevertheless, we believe that the use of FFO, which excludes the impact of real estate related depreciation and amortization, among other things, provides a more complete understanding of our performance to investors and to management, and when compared year over year, reflects the impact on our operations from trends in occupancy rates, rental rates, operating costs, general and administrative expenses, and interest costs, which may not be immediately apparent from net income.
Core Funds from Operations
Beginning in the third quarter 2020, following the listing of our Class A common stock on the NYSE, we began presenting Core FFO as a non-GAAP metric. We believe that Core FFO is utilized by other publicly-traded REITs although Core FFO presented by us may not be comparable to Core FFO reported by other REITs that define Core FFO differently. In calculating Core FFO, we start with FFO, then we exclude the impact of discrete non-operating transactions and other events which we do not consider representative of the comparable operating results of our real estate operating portfolio, which is our core business platform. Specific examples of discrete non-operating items include acquisition and transaction related costs for dead deals, debt extinguishment costs, non-cash equity-based compensation and costs incurred for the 2022 proxy that were specifically related to the portion of our 2022 proxy contest materials. We add back non-cash write-offs of deferred financing costs and prepayment penalties incurred with the early extinguishment of debt which are included in net income but are considered financing cash flows when paid in the statement of cash flows. We consider these write-offs and prepayment penalties to be capital transactions and not indicative of operations. By excluding expensed acquisition and transaction dead deal costs as well as non-operating costs, we believe Core FFO provides useful supplemental information that is comparable for each type of real estate investment and is consistent with management’s analysis of the investing and operating performance of our properties. In future periods, we may also exclude other items from Core FFO that we believe may help investors compare our results.
Adjusted Earnings before Interest, Taxes, Depreciation and Amortization, Net Operating Income, Cash Net Operating Income and Cash Paid for Interest.
We believe that EBITDA and Adjusted EBITDA, which is defined as earnings before interest, taxes, depreciation and amortization adjusted for acquisition and transaction-related expenses, fees related to the listing related costs and expenses, other non-cash items such as the vesting and conversion of the Class B Units, equity-based compensation expense and including our pro-rata share from unconsolidated joint ventures, is an appropriate measure of our ability to incur and service debt. Adjusted EBITDA should not be considered as an alternative to cash flows from operating activities, as a measure of our liquidity or as an alternative to net income as an indicator of our operating activities. Other REITs may calculate Adjusted EBITDA differently and our calculation should not be compared to that of other REITs.
NOI is a non-GAAP financial measure used by us to evaluate the operating performance of our real estate. NOI is equal to total revenues, excluding contingent purchase price consideration, less property operating and maintenance expense. NOI excludes all other items of expense and income included in the financial statements in calculating net income (loss). We believe NOI provides useful and relevant information because it reflects only those income and expense items that are incurred at the property level and presents such items on an unleveraged basis. We use NOI to assess and compare property level performance and to make decisions concerning the operations of the properties. Further, we believe NOI is useful to investors as a performance measure because, when compared across periods, NOI reflects the impact on operations from trends in occupancy rates, rental rates, operating expenses and acquisition activity on an unleveraged basis, providing perspective not immediately apparent from net income (loss). NOI excludes certain items included in calculating net income (loss) in order to provide results that are more closely related to a property’s results of operations. For example, interest expense is not necessarily linked to the operating performance of a real estate asset. In addition, depreciation and amortization, because of historical cost accounting and useful life estimates, may distort operating performance at the property level. NOI presented by us may not be comparable to NOI reported by other REITs that define NOI differently. We believe that in order to facilitate a clear understanding of our operating results, NOI should be examined in conjunction with net income (loss) as presented in our consolidated financial statements. NOI should not be considered as an alternative to net income (loss) as an indication of our performance or to cash flows as a measure of our liquidity or our ability to pay dividends.
Cash NOI, is a non-GAAP financial measure that is intended to reflect the performance of our properties. We define Cash NOI as NOI excluding amortization of above/below market lease intangibles and straight-line adjustments that are included in GAAP lease revenues. We believe that Cash NOI is a helpful measure that both investors and management can use to evaluate the current financial performance of our properties and it allows for comparison of our operating performance between periods and to other REITs. Cash NOI should not be considered as an alternative to net income, as an indication of our financial performance, or to cash flows as a measure of liquidity or our ability to fund all needs. The method by which we calculate and present Cash NOI may not be directly comparable to the way other REITs present Cash NOI.
Cash Paid for Interest is calculated based on the interest expense less non-cash portion of interest expense and amortization of mortgage (discount) premium, net. Management believes that Cash Paid for Interest provides useful information to investors to assess our overall solvency and financial flexibility. Cash Paid for Interest should not be considered as an alternative to interest expense as determined in accordance with GAAP or any other GAAP financial measures and should only be considered together with and as a supplement to our financial information prepared in accordance with GAAP.